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Exhibit 10.1


                                 LOAN AGREEMENT

                                     BETWEEN

                            IVIVI TECHNOLOGIES, INC.

                                       AND

                             EMIGRANT CAPITAL CORP.


                            DATED AS OF APRIL 7, 2009






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                                                 TABLE OF CONTENTS

                                                                                                             PAGE
1.       DEFINITIONS.............................................................................................1

2.       BORROWINGS; ISSUANCE OF NOTE AND WARRANT................................................................6

         2.1      The Loans......................................................................................6

         2.2      Use of Proceeds................................................................................6

         2.3      Borrowings.....................................................................................6

         2.4      No Voluntary Prepayment........................................................................7

         2.5      Mandatory Prepayment...........................................................................7

         2.6      Repayment at Maturity..........................................................................7

         2.7      Issuance of the Note and Warrant...............................................................8

         2.8      Optional Loan Advance in Connection with Conversion............................................8

3.       THE CLOSING.............................................................................................8

4.       CONDITION TO THE OBLIGATIONS OF THE COMPANY TO ISSUE THE NOTE AND THE WARRANT...........................8

         4.1      This Agreement.................................................................................8

5.       REPRESENTATIONS OF THE COMPANY..........................................................................8

         5.1      Organization and Corporate Power...............................................................9

         5.2      Capitalization.................................................................................9

         5.3      Subsidiaries, Etc..............................................................................9

         5.4      Issuance and Delivery of the Note and Warrant; Issuance, Sale and Delivery of the
                  Conversion Shares and Warrant Shares...........................................................9

         5.5      Authority for Agreement; Effect of Transactions...............................................10

         5.6      Litigation....................................................................................11

         5.7      Title to Assets...............................................................................12

         5.8      Company Reports; Financial Statements.........................................................12

         5.9      Material Changes..............................................................................13

         5.10     Tax Matters...................................................................................14

         5.11     Loans and Advances............................................................................14

         5.12     Assumptions, Guaranties, etc. of Indebtedness of Other Persons................................14

         5.13     Transactions with Affiliates..................................................................14

         5.14     Proprietary Rights; Employee Restrictions.....................................................15

         5.15     Proprietary Information of Third Parties......................................................15


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                                                 TABLE OF CONTENTS
                                                    (continued)

         5.16     Business; Compliance with Laws................................................................15

         5.17     Environmental Compliance......................................................................16

         5.18     Contracts.....................................................................................16

         5.19     Brokerage.....................................................................................16

         5.20     Employee Benefit Plans........................................................................16

         5.21     Employees.....................................................................................17

         5.22     Nasdaq Capital Market.........................................................................17

         5.23     No Solicitation or Advertisement..............................................................17

         5.24     No Manipulation of Stock......................................................................17

         5.25     Securities Act Registration...................................................................18

         5.26     Solvency......................................................................................18

         5.27     Security Agreement............................................................................18

         5.28     No Default or Event of Default................................................................19

         5.29     Investment Company Act........................................................................19

         5.30     Acknowledgment Regarding Lender's Status......................................................19

         5.31     U.S. Real Property Holding Corporation........................................................19

         5.32     Disclosure....................................................................................19

6.       REPRESENTATIONS OF THE LENDER..........................................................................19

         6.1      Authority.....................................................................................19

         6.2      Validity; No Conflicts........................................................................19

         6.3      Purchase Entirely for Own Account.............................................................20

         6.4      Reliance Upon Lender's Representations........................................................20

         6.5      Restricted Securities.........................................................................20

         6.6      Economic Risk; Sophistication; No General Solicitation........................................21

         6.7      Accredited Investor...........................................................................21

         6.8      Brokerage.....................................................................................21

         6.9      Access to Information.........................................................................21

         6.10     Certain Trading Activities....................................................................22

         6.11     Independent Investment Decision...............................................................22

         6.12     No Governmental Review........................................................................22


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                                                 TABLE OF CONTENTS
                                                    (
continued)

         6.13     Regulation M..................................................................................22

         6.14     Residency.....................................................................................22

7.       CONDITIONS TO THE OBLIGATIONS OF THE LENDER TO MAKE LOANS..............................................22

         7.1      Conditions to the Obligations of the Lender to Make a Loan on the Initial Advance Date........23

         7.2      Conditions to the Obligations of the Lender to Make a Loan on any Subsequent Advance
                  Date..........................................................................................25

8.       COVENANTS OF THE COMPANY...............................................................................25

         8.1      Covenants With Respect to the Loans...........................................................25

         8.2      Covenants With Respect to the Warrant.........................................................30

         8.3      General Covenants.............................................................................30

         8.4      Indemnification of the Lender.................................................................31

9.       EVENTS OF DEFAULT AND REMEDIES.........................................................................32

         9.1      Events of Default.............................................................................32

         9.2      Remedies......................................................................................34

10.      MISCELLANEOUS..........................................................................................34

         10.1     Expenses......................................................................................34

         10.2     Survival of Representations and Warranties....................................................34

         10.3     Notices.......................................................................................35

         10.4     Successor and Assigns.........................................................................35

         10.5     Entire Agreement..............................................................................36

         10.6     Amendments and Waivers........................................................................36

         10.7     Counterparts; Facsimile Signatures............................................................36

         10.8     Section Headings..............................................................................36

         10.9     Severability..................................................................................36

         10.10    Governing Law.................................................................................36


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                                 LOAN AGREEMENT

         This Loan Agreement (the "AGREEMENT"), dated as of April 7, 2009, is entered into by and between Ivivi Technologies, Inc., a New Jersey corporation (the "COMPANY"), and Emigrant Capital Corp., a Delaware corporation (the "LENDER"). The Company and the Lender are each referred to herein as a "PARTY" or collectively as the "PARTIES". In consideration of the mutual promises and covenants contained in this Agreement, the parties hereto agree as follows:

      1. DEFINITIONS. For purposes of this Agreement, the following terms shall have the meanings set forth below:

            1.1 "ACCELERATION NOTICE" shall have the meaning ascribed to such term in SECTION 9.2(B).

            1.2 "ACTION" shall mean any action, suit, proceeding (including any partial proceeding such as a deposition) or investigation pending or threatened in writing against or affecting the Company or any of its properties before or by any court, arbitrator, governmental or administrative agency or regulatory authority (federal, state, county, local or foreign).

            1.3 "ADVANCE DATE" shall mean the Initial Advance Date and each Subsequent Advance Date.

            1.4 "AFFILIATE" shall mean, when used with respect to a specified Person, another Person that directly, or indirectly through one or more intermediaries, Controls or is Controlled by or is under common Control with the Person specified; PROVIDED, however, that, the term "Affiliate" shall also include any Person that directly or indirectly owns 10% or more of any class of equity interests of the Person specified or that is an officer or director of the Person specified.

            1.5 "AGREEMENT" shall have the meaning ascribed to such term in the preamble to this Agreement.

            1.6 "APPLICABLE EMPLOYMENT AGREEMENT" shall mean, with respect to each Subject Employee, such Subject Employee's employment agreement with the Company.

            1.7 "APPLICABLE SUBSEQUENT ADVANCE AMOUNT" shall mean, with respect to any Subsequent Advance Date, the sum of $500,000 plus an amount equal to the excess (if any) of:

                  (a) the sum of (x) $1,000,000, plus (y) the product of (i) $500,000 and (ii) the number of Subsequent Advance Dates preceding such Subsequent Advance Date, over

                  (b) the aggregate principal amount of Loans made pursuant to this Agreement prior to such Subsequent Advance Date.

            1.8 "BUSINESS DAY" shall mean any day other than a Saturday, Sunday or day on which banks in New York City are authorized or required by law to close.

            1.9 "CLOSING" shall have the meaning ascribed to such term in
SECTION 3.


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            1.10 "CLOSING DATE" shall have the meaning ascribed to such term in
SECTION 3.

            1.11 "COLLATERAL" shall mean all of the property, assets, rights and interests of the Company that are or are intended to be subject to the Liens created by the Security Documents.

            1.12 "COMMISSION" shall mean the Securities and Exchange Commission.

            1.13 "COMMON STOCK" shall mean the Company's common stock, no par value per share.

            1.14 "COMPANY" shall have the meaning ascribed to such term in the preamble to this Agreement.

            1.15 "COMPANY ACCOUNT" shall mean the account specified on ANNEX 1.

            1.16 "COMPANY REPORTS" shall have the meaning ascribed to such term in SECTION 5.8(A).

            1.17 "CONVERSION DATE" shall mean the date on which the entire aggregate outstanding principal balance of the Loans and all accrued and unpaid interest thereon is converted into shares of Conversion Shares in accordance with the terms of the Note.

            1.18 "CONVERSION SHARES" shall have the meaning ascribed to such term in SECTION 5.5(A).

            1.19 "DEFAULT" shall mean any event which is, or after notice or passage of time or both would be, an Event of Default.

            1.20 "DISCLOSURE SCHEDULES" shall have the meaning ascribed to such term in SECTION 5.

            1.21 "DRAWDOWN NOTICE" shall have the meaning ascribed to such term in SECTION 2.3(B).

            1.22 "ENVIRONMENTAL LAWS" shall have the meaning ascribed to such term in SECTION 5.17.

            1.23 "EVENT OF DEFAULT" shall have the meaning ascribed to such term in SECTION 9.1.

            1.24 "EXCHANGE ACT" shall mean the Securities Exchange Act of 1934, as amended.

            1.25 "FORGONE INTEREST AMOUNT" shall mean, in respect of any mandatory prepayment of the Loans pursuant to SECTION 2.5, an amount equal to the aggregate amount of interest that would have accrued at a rate of 12% per annum on the entire aggregate outstanding principal balance of the Loans pursuant to the Note during the period from and including the date of such mandatory prepayment though the Maturity Date had such outstanding principal balance remained outstanding through the Maturity Date.

            1.26 "GAAP" shall mean United States generally accepted accounting principles as in effect from time to time.

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            1.27 "HAZARDOUS MATERIALS" shall have the meaning ascribed to such term in SECTION 5.17.

            1.28 "INDEBTEDNESS" of any Person shall mean, without duplication,
(a) all obligations of such Person for borrowed money, (b) all obligations of such Person evidenced by bonds, debentures, notes or similar instruments, (c) all obligations of such Person under conditional sale or other title retention agreements relating to property or assets purchased by such Person, (d) all obligations of such Person issued or assumed as the deferred purchase price of property or services (excluding (x) trade accounts payable and accrued obligations incurred in the ordinary course of business and (y) amounts representing delayed or deferred compensation in respect of employment services), which purchase price is due more than 90 days after the purchase of such property or service, (e) all Indebtedness of others secured by (or for which the holder of such Indebtedness has an existing right, contingent or otherwise, to be secured by) any Lien on property owned or acquired by such Person, whether or not the obligations secured thereby have been assumed (with the amount of any such Indebtedness that is not assumed by such person being deemed to be equal to the lesser of the fair market value of such property and the principal amount of such Indebtedness), (f) all guarantees by such Person of Indebtedness of others (provided, that, (i) the term "guarantee" shall not include endorsements of negotiable instruments for collection or deposit in the ordinary course of business and (ii) the amount of any guarantee of a Person shall be deemed to be an amount equal to the stated or determinable amount of the primary obligation in respect of which such guarantee is given or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by such Person in good faith), (g) all capitalized lease obligations and synthetic lease obligations of such Person, (h) all obligations of such Person as an account party in respect of letters of credit, (i) all obligations of such Person in respect of bankers' acceptances, and (j) all obligations of such Person under or in respect of any interest rate or commodity hedging agreements.

            1.29 "INITIAL ADVANCE DATE" shall mean means the date on which the initial Loan is made by the Lender to the Company hereunder upon satisfaction of the conditions specified in SECTION 7.1 (or waiver of such conditions in accordance with SECTION 10.6).

            1.30 "INSOLVENCY EVENT" shall have the meaning ascribed to such term in SECTION 9.1(A)

            1.31 "INTELLECTUAL PROPERTY RIGHTS" shall mean all patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights, licenses and other similar rights that are necessary or material for use in connection with the Company's business as described in the SEC Reports.

            1.32 "KNOWLEDGE OF THE COMPANY" means the actual knowledge of any of Steven Gluckstern, Andre' DiMino, David Saloff, Alan Gallantar, Edward Hammel or Sean Hagberg; PROVIDED, that, any such individual will be deemed to have "actual knowledge" of a particular fact or other matter if a prudent individual could be expected to discover or otherwise become aware of such fact or other matter in the conduct of the employment duties of the applicable individual in the ordinary course of business.

            1.33 "LENDER" shall have the meaning ascribed to such term in the preamble to this Agreement.

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            1.34 "LENDER PARTY" shall mean the Lender and its Affiliates and their respective directors, officers, members, shareholders, partners, employees, representatives, attorneys and agents.

            1.35 "LIEN" shall mean, with respect to any asset, (i) any mortgage, deed of trust, lien, pledge, encumbrance, charge or security interest in or on such asset, (ii) the interest of a vendor or a lessor under any conditional sale agreement, capital lease or title retention agreement (or any financing lease having substantially the same economic effect as any of the foregoing) relating to such asset and (iii) in the case of securities, any purchase option, call or similar right of a third party with respect to such securities.

            1.36 "LOAN DOCUMENTS" shall mean this Agreement, the Note, the Warrant and the Security Documents, as each of the foregoing may be amended from time to time.

            1.37 "LOANS" shall have the meaning ascribed to such term in SECTION 2.1.

            1.38 "LOSS" shall mean any and all losses, liabilities, obligations, claims, contingencies, damages, costs and expenses, including all judgments, amounts paid in settlements, court costs and reasonable attorneys' fees and costs of preparation and investigation.

            1.39 "MATERIAL ADVERSE EFFECT" shall mean (i) a material adverse effect on the results of operations, business, prospects, assets, liabilities or condition (financial or otherwise) of the Company, or (ii) any material limitation on the ability of the Company to perform its obligations under, or the legality, validity or enforceability of, this Agreement or any of the other Loan Documents; PROVIDED, that, solely for the purposes of the usage of the term "Material Adverse Effect" in SECTION 8.1(E) or 9.1(G), the term "Material Adverse Effect" shall mean (i) a material adverse effect on the results of operations, business, assets, liabilities or condition (financial or otherwise) of the Company, or (ii) any material limitation on the ability of the Company to perform its obligations under, or the legality, validity or enforceability of, this Agreement or any of the other Loan Documents.

            1.40 "MATERIAL CONTRACTS" shall have the meaning ascribed to such term in SECTION 5.18.

            1.41 "MATURITY DATE" shall have the meaning ascribed to such term in the Note.

            1.42 "MAXIMUM PRINCIPAL BALANCE" shall mean $2,500,000.

            1.43 "NOMINEE AND SHARING AGREEMENT" shall mean that certain Nominee and Sharing Agreement, dated as of the date hereof, between the Lender and the participants named therein.

            1.44 "NOTE" shall have the meaning ascribed to such term in SECTION 2.1.

            1.45 "PARTY" shall have the meaning ascribed to such term in the preamble to this Agreement.

            1.46 "PERMITTED LIENS" shall mean (a) Liens for taxes not yet due and payable or which are being contested in good faith in accordance with
SECTION 8.1(B), (b) Liens existing on the date hereof to the extent that the


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existence of such Liens does not constitute a breach of the representations and warranties set forth in SECTION 5.7; PROVIDED that such Liens shall secure only those obligations which they secure on the date hereof and any extensions, renewals and replacements thereof permitted hereunder, (c) Liens created under the Loan Documents, (d) carriers', warehousemen's, mechanics', materialmen's, repairmen's or other like Liens arising in the ordinary course of business and securing obligations that are not due and payable, (e) pledges and deposits made in the ordinary course of business in compliance with workers' compensation, unemployment insurance and other social security laws or regulations, (f) zoning restrictions, easements, rights-of-way, restrictions on use of real property and other similar encumbrances incurred in the ordinary course of business which, in the aggregate, are not substantial in amount and do not materially detract from the value of the property subject thereto or interfere with the ordinary conduct of the business of the Company, (g) licenses, leases or subleases granted by the Company to third Persons in the ordinary course of business not interfering in any material respect with the business of the Company, (h) Liens arising solely by virtue of any statutory or common law provision relating to bankers' liens, rights of setoff or similar rights and remedies as to deposit accounts or other funds maintained with a creditor depository institution, (i) statutory and common law landlord's Liens under leases to the Company is a party and (j) judgment Liens in respect of judgments that do not constitute an Event of Default under SECTION 9.1(F).

            1.47 "PERSON" shall mean an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.

            1.48 "QUALIFIED FINANCING" shall have the meaning ascribed to such term in the Note.

            1.49 "QUALIFIED FINANCING CONVERSION STOCK" shall have the meaning ascribed to such term in the Note.

            1.50 "SEC REPORTS" shall mean, collectively, (i) the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, as filed by the Company with the Commission on June 30, 2008, (ii) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended June 30, 2008, as filed by the Company with the Commission on August 14, 2008, (iii) the Company's Amendment No. 1 to Quarterly Report on Form 10-Q/A for the fiscal quarter ended September 30, 2008, as filed by the Company with the Commission on November 20, 2008, (iv) the Company's Quarterly Report on Form 10-Q for the fiscal quarter ended December 31, 2008, as filed by the Company with the Commission on February 23, 2009, and (v) any Current Report on Form 8-K filed or furnished by the Company with the Commission since April 1, 2008 and publicly available prior to the date of this Agreement.

            1.51 "SECURITIES ACT" shall mean the Securities Act of 1933, as amended.

            1.52 "SECURITY AGREEMENT" shall mean that certain Security Agreement, dated the date hereof, between the Company and the Lender, in the form attached hereto as EXHIBIT C, as the same may be amended from time to time.


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            1.53 "SECURITY DOCUMENTS" shall mean the Security Agreement and each of the security agreements, mortgages and other instruments and documents that provides for the granting of a Lien by the Company on any of its assets in connection with the Loan Documents and that is executed and delivered pursuant to any of the foregoing, as each may be amended from time to time.

            1.54 "SEVERANCE AMENDMENTS" shall have the meaning ascribed to such term in SECTION 7.1(J).

            1.55 "SUBJECT EMPLOYEE" shall mean each of Steven Gluckstern, Andre' DiMino, David Saloff, Edward Hammel, Alan Gallantar and Sean Hagberg.

            1.56 "SUBSEQUENT ADVANCE DATE" shall mean each of May 1, 2009, June 1, 2009 and July 1, 2009; PROVIDED, that, in the event that any such date is not a Business Day, the applicable Subsequent Advance Date shall be the first Business Day occurring after such date.

            1.57 "WARRANT" shall have the meaning ascribed to such term in
SECTION 2.7(B).

            1.58 "WARRANT SHARES" shall have the meaning ascribed to such term in SECTION 2.7(B).

      2. BORROWINGS; ISSUANCE OF NOTE AND WARRANT.

            2.1 THE LOANS. Subject to the terms and conditions and relying upon the representations and warranties herein set forth, the Lender hereby agrees to make loans to the Company on each Advance Date, as set forth herein, in an aggregate principal amount of up to the Maximum Principal Balance (each such loan made by the Lender hereunder is herein referred to individually as a "LOAN" and collectively as the "LOANS"). The Loans will be evidenced by a convertible promissory note in the form attached hereto as EXHIBIT A (as amended from time to time, the "NOTE"). The Loans shall bear interest and shall be repaid by the Company in the manner and at the times set forth in the Note.

            2.2 USE OF PROCEEDS. The proceeds of each Loan made by the Lender to the Company hereunder shall be used by the Company solely for working capital purposes.

            2.3 BORROWINGS.

                  (a) INITIAL ADVANCE DATE. Subject to the satisfaction of the conditions set forth in SECTION 7.1, on the Initial Advance Date, the Lender shall make a Loan to the Company in a principal amount up to $1,000,000 by wire transfer of immediately available funds in such amount to the Company Account.

                  (b) SUBSEQUENT ADVANCE DATES.

                        (i) In the event that the Company desires to obtain a
                  Loan hereunder on any Subsequent Advance Date, the Company shall hand deliver or fax (or give telephonic notice promptly confirmed by hand delivery or fax) to the Lender a duly completed drawdown notice in the form attached hereto as EXHIBIT D (a "DRAWDOWN NOTICE") at least five Business Days prior to such Subsequent Advance Date. Each Drawdown Notice

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                  shall (x) state the principal amount of Loans that the Company desires to obtain hereunder on the applicable Subsequent Advance Date, which amount shall not exceed the Applicable Subsequent Advance Amount, (y) certify that each of the conditions to the making of such Loan on such Subsequent Advance Date set forth in SECTION 7.2 hereof has been satisfied, and (z) be executed by a duly authorized officer of the Company.

                        (ii) Following the receipt of a duly and timely
                  delivered Drawdown Notice in respect of a Subsequent Advance Date pursuant to CLAUSE (I) above and subject to the satisfaction of the conditions set forth in SECTION 7.2, the Lender shall make a Loan to the Company on such Subsequent Advance Date in a principal amount equal to the amount requested pursuant to SECTION 2.3(B)(I) by wire transfer of immediately available funds in such amount to the Company Account.

                  (c) EXPIRATION OF COMMITMENTS. Subject to SECTION 2.8, the
            obligation of the Lender to make any further Loans to the Company hereunder shall expire immediately following the earlier of (x) the final Advance Date (after the making of any Loan to be made on such date) and (y) the Conversion Date.

                  (d) NOT REVOLVING LOANS. Amounts paid or prepaid by the
            Company in respect of Loans may not be reborrowed.

            2.4 NO VOLUNTARY PREPAYMENT. The Company may not optionally prepay all or any portion of the outstanding principal amount of the Loans or any accrued and unpaid interest thereon.

            2.5 MANDATORY PREPAYMENT. In the event that (x) the Company consummates a Qualified Financing prior to the occurrence of the Maturity Date and (y) the Lender shall not elect to convert the entire aggregate outstanding principal balance of the Loans and all accrued and unpaid interest thereon into shares of Qualified Financing Conversion Stock in accordance with Section 4.2 of the Note, then the Company shall be required, on the date of the closing of such Qualified Financing, to (i) prepay, in cash, the entire outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon, and
(ii) make an additional payment, in cash, to the Lender in an amount equal to the Forgone Interest Amount.

            2.6 REPAYMENT AT MATURITY. Unless the Lender shall elect to convert the entire aggregate outstanding principal balance of the Loans and all accrued and unpaid interest thereon into Conversion Shares on the Maturity Date in accordance with Section 4.3(a) of the Note, on the Maturity Date, the Company shall repay, in cash, the entire outstanding principal amount of the Loans, together with all accrued and unpaid interest thereon.

            2.7 ISSUANCE OF THE NOTE AND WARRANT.

                  (a) ISSUANCE OF THE NOTE. At the Closing, the Company will execute, issue and deliver the Note to the Lender.


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                  (b) ISSUANCE OF THE WARRANT. At the Closing, the Company will execute, issue and deliver to the Lender, as part of its inducement to make the Loans hereunder, warrants to purchase certain shares of the Company's capital stock (the "WARRANT SHARES"), in the form attached hereto as EXHIBIT B (the "WARRANT").

            2.8 OPTIONAL LOAN ADVANCE IN CONNECTION WITH CONVERSION. Notwithstanding anything to the contrary set forth herein, in the event that (x) the Company consummates a Qualified Financing, (y) the Lender elects to convert the entire aggregate outstanding principal balance of the Loans and all accrued and unpaid interest thereon into shares of Qualified Financing Conversion Stock in accordance with Section 4.2 of the Note, and (z) as of the date of the closing of the Qualified Financing, the aggregate principal amount of Loans made pursuant to this Agreement is less than the Maximum Principal Balance, then the Lender shall have the option, but not the obligation, to elect to make, immediately prior to the conversion of the entire aggregate outstanding principal balance of the Loans and all accrued and unpaid interest thereon into shares of Qualified Financing Conversion Stock in accordance with Section 4.2 of the Note, an additional Loan to the Company hereunder in an amount which will result in the aggregate outstanding principal balance of the Note being equal to the Maximum Principal Balance immediately prior to the conversion of the Note into shares of Qualified Financing Conversion Stock under Section 4.2 of the
Note). The Lender shall notify the Company of such election and shall fund such additional Loan not later than the Business Day preceding the Conversion Date.

      3. THE CLOSING. The closing (the "CLOSING") of the issuance and delivery of the Note and the Warrant under this Agreement shall take place at the offices of Mayer Brown LLP, 1675 Broadway, New York, New York 10010, or at such other place as is mutually agreeable to the Company and the Lender. At the Closing, the Company shall deliver to the Lender (a) the Note and (b) the Warrant. The Closing shall occur on such date as is mutually agreeable to the Company and the Lender (the "CLOSING DATE").

      4. CONDITION TO THE OBLIGATIONS OF THE COMPANY TO ISSUE THE NOTE AND THE WARRANT. The obligations of the Company to issue and deliver the Note and Warrant to the Lender at the Closing are subject to fulfillment, or the waiver, of the following condition on or before the Closing Date:

            4.1 THIS AGREEMENT. The Company shall have received a copy of this Agreement executed by the Lender.

      5. REPRESENTATIONS OF THE COMPANY. Except as disclosed by the Company in the Disclosure Schedule attached as EXHIBIT E hereto (the "DISCLOSURE SCHEDULE"), which Disclosure Schedule makes explicit reference to the particular representation or warranty as to which exception is taken, which in each case shall constitute the sole representation and warranty as to which such exception shall apply, the Company hereby represents and warrants, as of the date hereof and as of the Closing Date, to the Lender as follows:

            5.1 ORGANIZATION AND CORPORATE POWER. The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of New Jersey and has full power and authority to own its properties and to conduct its business as presently conducted and as proposed to be conducted by it. The Company is duly qualified to do business as a foreign corporation in

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every jurisdiction in which the failure so to qualify would reasonably be expected to have a Material Adverse Effect. The Company has made available to the Lender true, correct and complete copies of the Company's Certificate of Incorporation and Bylaws as in effect on the date of this Agreement.

            5.2 CAPITALIZATION.

                  (a) The authorized capital stock of the Company (immediately prior to the Closing) consists of (i) 70,000,000 shares of Common Stock, of which (x) 10,116,930 shares are issued and outstanding as of February 24, 2009 and (y) 650,000 shares are held by the Company in treasury as of February 24, 2009, and (ii) 5,000,000 shares of preferred stock, no par value per share, none of which are issued and outstanding.

                  (b) All of the issued and outstanding shares of the Company's capital stock have been duly authorized and validly issued and are fully paid and nonassessable. Except as provided in this Agreement (including Schedule 5.2 hereto) or in the Loan Documents, as of the date hereof, (i) no subscription, warrant, option, convertible security or other right (contingent or otherwise) to purchase or acquire any shares of capital stock of the Company is authorized or outstanding, (ii) the Company has no obligation (contingent or otherwise) to issue any subscription, warrant, option, convertible security or other such right or to issue or distribute to holders of any shares of its capital stock, any evidences of indebtedness or assets of the Company, and (iii) the Company has no obligation (contingent or otherwise) to purchase, redeem or otherwise acquire any shares of its capital stock or any interest therein or to pay any dividend or make any other distribution in respect thereof. All of the issued and outstanding shares of capital stock of the Company have been offered, issued and sold by the Company in compliance with applicable federal and state securities laws.

            5.3 SUBSIDIARIES, ETC. The Company has no subsidiaries and does not own or control, directly or indirectly, any shares of capital stock or other equity interest of any other corporation or limited liability company or any interest in any partnership, joint venture or other non-corporate business enterprise.

            5.4 ISSUANCE AND DELIVERY OF THE NOTE AND WARRANT; ISSUANCE, SALE AND DELIVERY OF THE CONVERSION SHARES AND WARRANT SHARES.

                  (a) The Note, when issued and delivered in accordance with the provisions of this Agreement, will be duly and validly issued and free and clear of all Liens (other than Liens created by the Lender), will not be subject to any contractual preemptive rights of any other stockholder of the Company and will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

                  (b) The Warrant, when issued and delivered in accordance with the provisions of this Agreement, will be duly and validly issued, fully paid and nonassessable, and free and clear of all Liens (other than Liens created by the Lender), will not be subject to preemptive rights of any other stockholder of the Company and will constitute a valid and binding obligation of the Company enforceable in accordance with its terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

                  (c) Upon the issuance of any Conversion Shares upon the
            conversion of the Note in accordance with its terms, the issuance, sale and delivery of such Conversion Shares will have been duly authorized by all necessary corporate action and, when so issued and delivered in accordance with the terms of the Note, such Conversion Shares will be validly issued, fully paid and nonassessable, and free and clear of all Liens (other than Liens created by the Lender) and will not be subject to preemptive rights of any other stockholder of the Company.

                  (d) Upon the issuance of any Warrant Shares upon the exercise of the Warrant in accordance with its terms, the issuance, sale and delivery of such Warrant Shares will have been duly authorized by all necessary corporate action and, when so issued and delivered in accordance with the terms of the Warrant, such Warrant Shares will be validly issued, fully paid and nonassessable, and free and clear of all Liens (other than Liens created by the Lender) and will not be subject to preemptive rights of any other stockholder of the Company.

                  5.5 AUTHORITY FOR AGREEMENT; EFFECT OF TRANSACTIONS.

                  (a) The Company has the corporate power and authority to enter into this Agreement and each of the other Loan Documents and to carry out its obligations hereunder and thereunder. The execution, delivery and performance by the Company of this Agreement and each of the other Loan Documents, the performance by the Company of each of its obligations hereunder and thereunder and the consummation by the Company of the transactions contemplated hereby and thereby (including, without limitation, the issuance and delivery of the Note and the Warrant at the Closing), have been duly authorized by all necessary corporate action. No other corporate proceedings or stockholder actions are necessary for the execution and delivery by the Company of this Agreement and each of the other Loan Documents, the performance by the Company of each of its obligations hereunder and thereunder, and the consummation by the Company of each of the transactions contemplated hereby and thereby, including, without limitation, (x) the issuance and delivery by the Company to the Lender of the Note and the Warrant on the Closing Date, (y) the issuance, sale and delivery of the Warrant Shares that may be issuable upon exercise of the Warrant and (z) the issuance, sale and delivery of the shares of the Company's capital stock that may be issuable upon conversion of the Note (the "CONVERSION SHARES").

                  (b) This Agreement and each of the other Loan Documents have been duly executed and delivered by the Company and constitute valid and binding obligations of the Company enforceable in accordance with their respective terms, subject as to enforcement of remedies to applicable bankruptcy, insolvency, reorganization or similar laws affecting generally the enforcement of creditors' rights and subject to a court's discretionary authority with respect to the granting of a decree ordering specific performance or other equitable remedies.

                  (c) The execution of and performance of the transactions
            contemplated by this Agreement and the Loan Documents and compliance with their provisions by the Company will not (i) violate any provision of any law, regulation, decree, judgment, license, permit, order, statute or rule applicable to the Company, (ii) except with respect to the Liens imposed by the Security Agreement, result in the creation of any Lien upon any of the property of the Company,
            (iii) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, its Certificate of Incorporation or Bylaws (each as amended to date), or (iv) conflict with or result in any breach of any of the terms, conditions or provisions of, or constitute a default under, or require a consent or waiver under, any material note, indenture, bond, lease, agreement or other instrument to which the Company is a party or by which it or any of its properties is bound, except, in the case of CLAUSE (I) or (IV), for any such violations, conflicts, breaches or defaults which would not reasonably be expected to have a Material Adverse Effect.

                  (d) The Company is not required to obtain any third-party
            consent, waiver, authorization or order of, give any notice to, or make any filing or registration with, any court or other federal, state, local or other governmental authority or other Person in connection with the execution, delivery and performance by the Company of this Agreement and the other Loan Documents, other than
            (i) filings required by state securities laws, and the filing of a Notice of Sale of Securities on Form D with the Commission as required under Regulation D of the Securities Act, (ii) the filing of financing statements in appropriate form, properly describing the collateral and identifying the Company as debtor and the Lender as the secured party in the Department of the Treasury of the State of New Jersey or such other office specified by the Uniform Commercial Code as necessary for perfection, (iii) the recording of appropriate documents with respect to Intellectual Property Rights in the United States Patent and Trademark Office and (iv) those that have been made or obtained prior to the date of this Agreement.

            5.6 LITIGATION. There is no Action to which the Company is a party which (i) adversely affects or challenges the legality, validity or enforceability of this Agreement or the other Loan Documents, the Conversion Shares or the Warrant Shares or (ii) except as disclosed in the SEC Reports, would, if any such Action were decided adversely to the Company, reasonably be expected to have a Material Adverse Effect, individually or considered in the aggregate with all such Actions. Neither the Company nor, to the Knowledge of the Company, any director or officer thereof, is or has been the subject of any Action involving a claim of violation of or liability under federal or state securities laws or a claim of breach of fiduciary duty, except as disclosed in the SEC Reports. There has not been, and to the Knowledge of the Company, there is not pending or contemplated, any Action by the Commission involving the Company or any current director or officer of the Company. To the Knowledge of the Company, there has not been, and there is not pending or contemplated, any Action by the Commission involving any former director or officer of the Company. The Company has not received any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Exchange Act or the Securities Act.

            5.7 TITLE TO ASSETS. The Company has good title in fee simple to all real property owned by it that is material to its business and good title in all personal property owned by it that is material to its business, in each case free and clear of all Liens, except for (i) Liens disclosed in the SEC Reports,
(ii) Liens as do not materially affect the value of such property and do not materially interfere with the use made and proposed to be made of such property by the Company and (iii) Permitted Liens. Any real property and facilities or personal property held under lease by the Company are held by it under valid, subsisting and enforceable leases with which the Company is in compliance, except to the extent of non-compliance which would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            5.8 COMPANY REPORTS; FINANCIAL STATEMENTS.

                  (a) Since October 18, 2006, the Company has filed all reports, registrations, documents, filings, statements and submissions, together with any amendments thereto, that it was required to file with the Commission under applicable law and the rules and regulations of the Commission (the "COMPANY REPORTS") on a timely basis or has timely filed a valid extension of such time of filing and has filed any such Company Reports prior to the expiration of any such extension. As of their respective dates, the Company Reports complied in all material respects with the requirements of the Securities Act and the Exchange Act and the rules and regulations of the Commission promulgated thereunder, and none of the Company Reports, at the time it was filed, contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading. The financial statements of the Company included in the Company Reports comply in all material respects with applicable accounting requirements and the rules and regulations of the Commission with respect thereto as in effect at the time of filing. Such financial statements have been prepared in accordance with GAAP to the extent required by applicable law and the rules and regulations of the Commission, except as may be otherwise specified in such financial statements or the notes thereto, and fairly present in all material respects the financial position of the Company as of and for the dates thereof and the results of operations and cash flows for the periods then ended, subject, in the case of unaudited statements, to normal, immaterial, year-end audit adjustments. All material agreements to which the Company is a party or to which the property or assets of the Company are subject are included as part of or specifically identified in the Company Reports to the extent required by applicable law and the rules and regulations of the Commission. No executive officer of the Company has failed in any respect to make the certifications required of him or her under Section 302 or 906 of the Sarbanes-Oxley Act of 2002.

                  (b) The records, systems, controls, data and information of the Company are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of the Company or its accountants (including all means of access thereto and therefrom), except for any non-exclusive ownership and non-direct control that would not reasonably be expected to adversely affect in any material respect the system of internal accounting controls described below in this Section 5.8(b). The Company (A) has implemented and maintains disclosure controls and procedures (as defined in Rule 13a-15(e) of the Exchange Act) to ensure that material information relating to the Company is made known to the chief executive officer and the chief financial officer of the Company by others within the Company or the Company's accounting firm, and (B) has disclosed, based on its most recent evaluation prior to the date hereof, to the Company's outside auditors and the audit committee of the board of directors of the Company (x) any significant deficiencies and material weaknesses in the design or operation of internal controls over financial reporting (as defined in Rule 13a-15(f) of the Exchange Act) that are reasonably likely to adversely affect the Company's ability to record, process, summarize and report financial information and (y) any fraud, whether or not material, that involves management or other employees who have a significant role in the Company's internal controls over financial reporting. Since October 18, 2006 and until the date of this Agreement, (A) neither the Company nor, to the Knowledge of the Company, any director, officer, employee, auditor, accountant or representative of the Company has received or otherwise had or obtained knowledge of any material complaint, allegation, assertion or claim, whether written or oral, regarding the accounting or auditing practices, procedures, methodologies or methods of the Company or its internal accounting controls, including any material complaint, allegation, assertion or claim that the Company has engaged in questionable accounting or auditing practices, and (B) no attorney representing the Company, whether or not employed by the Company, has reported evidence of a material violation of securities laws, breach of fiduciary duty or similar violation by the Company or any of its officers, directors, employees or agents to the board of directors of the Company or any committee thereof or to any director or officer of the Company.

            5.9 MATERIAL CHANGES. Since the date of the latest audited financial statements included in the Company's most recent Annual Report on Form 10-KSB, except as disclosed in the SEC Reports, (i) the Company has operated its business in the ordinary course consistent with past practices, (ii) there has been no event, occurrence or development that has had or that could reasonably be expected to have a Material Adverse Effect, (iii) the Company has not incurred any liabilities (contingent or otherwise) other than (A) trade payables, accrued expenses, and other liabilities incurred in the ordinary course of business consistent with past practice and (B) liabilities not required to be reflected in the Company's financial statements pursuant to GAAP or required to be disclosed in filings made with the Commission, (iv) the Company has not altered its critical accounting policies or the identity of its auditors, (v) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any binding agreements to purchase or redeem any shares of its capital stock, and
(vi) the Company has not issued any securities to any officer, director or affiliate, except pursuant to existing Company stock option or incentive plans under registration statements on Form S-8. The Company does not have pending before the Commission any request for confidential treatment of information or documents.

            5.10 TAX MATTERS. The Company has timely filed (taking into account all permitted extensions) all foreign, federal, state and local income, excise or franchise tax returns, real estate and personal property tax returns, sales and use tax returns and other tax returns required to be filed by it and has paid all taxes owed by it, except taxes which have not yet accrued or otherwise become due. The provision for taxes in the financial statements contained in each SEC Report is materially sufficient as of its date for the payment of all accrued and unpaid federal, state, county and local taxes of any nature of the Company, and any applicable taxes owing to any foreign jurisdiction, whether or not disputed. All taxes and other assessments and levies which the Company is required to withhold or collect have been withheld and collected in a timely manner and have been paid over to the proper governmental authorities to the extent required to be so paid. With regard to the income tax returns of the Company, the Company has not received notice of any audit or of any proposed deficiencies from any taxing authority, and no controversy with respect to taxes of the Company of any type is pending or, to the Knowledge of the Company, threatened. There are in effect no waivers of applicable statutes of limitations with respect to any taxes owed by the Company for any year.

            5.11 LOANS AND ADVANCES. Except as set forth in the SEC Reports, the Company does not have any outstanding loans or advances to any Person and is not obligated to make any such loans or advances, except, in each case, for advances to employees of the Company in respect of reimbursable business expenses anticipated to be incurred by them in connection with their performance of services for the Company.

            5.12 ASSUMPTIONS, GUARANTIES, ETC. OF INDEBTEDNESS OF OTHER PERSONS. Except as set forth in the SEC Reports, the Company has not assumed, guaranteed, endorsed or otherwise become directly or contingently liable on any indebtedness of any other Person (including, without limitation, liability by way of agreement, contingent or otherwise, to purchase, to provide funds for payment, to supply funds to or otherwise invest in the debtor, or otherwise to assure the creditor against loss), except for guaranties by endorsement of negotiable instruments for deposit or collection in the ordinary course of business.

            5.13 TRANSACTIONS WITH AFFILIATES. Except as set forth in the SEC Reports, none of the officers, directors, employee, stockholders or other Affiliates of the Company is presently a party to any transaction with the Company (other than (i) the transactions contemplated by this Agreement and the other Loan Documents and (ii) for services as employees, officers, directors and consultants), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any such officer, director, employee, stockholder or Affiliate or, to the Knowledge of the Company, any entity in which any such officer, director, employee, stockholder or Affiliate has a substantial interest or is an officer, director, trustee or partner, in each case that would be required to be disclosed now or in the future pursuant to the requirements of Item 404 of Regulation S-K in any filing or report required to be filed by the Company with the Commission.

            5.14 PROPRIETARY RIGHTS; EMPLOYEE RESTRICTIONS. The Company owns, or has the legal right to use, all Intellectual Property Rights, except where the failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. To the Knowledge of the Company, neither the present nor proposed business activities or products of the Company infringe or misappropriate any patents, copyrights, trademarks, trade names, service marks, logos or other intellectual or tangible proprietary rights recognized by U.S. law of others, except for any such infringements or misappropriations that, individually or in the aggregate, could not reasonably be expected to result in a Material Adverse Effect. The Company has not received any notice or other claim from any Person asserting that any of the Company's present or proposed activities infringe or misappropriate, or may infringe or misappropriate, any patents, patent applications, trademarks, trademark applications, service marks, trade names, copyrights or licenses of any Person. To the Knowledge of the Company, the Company has the right to use, free and clear of Liens, claims or rights of others, other than Liens described in the SEC Reports, all trade secrets and know-how required for or incident to its products or its business as presently conducted or contemplated, including without limitation: customer lists, manufacturing processes, hardware designs, programming processes, software. The Company has taken all commercially reasonable steps to establish and preserve its ownership of all of the Intellectual Property Rights owned by it, including but not limited to requiring all employees and consultants to execute a confidentiality and assignment of inventions agreement in favor of the Company. The Company is not aware of any infringement or misappropriation by others of any Intellectual Property Rights, or any violation of the confidentiality of any of its proprietary information. To the Knowledge of the Company, the Company is not making unlawful use of any confidential information or trade secrets of any past or present employees of the Company. Except as disclosed in the SEC Reports, the Company has not granted or assigned to any other Person any right to manufacture, have manufactured, assemble or sell the products or proposed products or to provide the services or proposed services of the Company, except pursuant to agreements with distributors of the Company's products entered into in the ordinary course of business.

            5.15 PROPRIETARY INFORMATION OF THIRD PARTIES. No third party has claimed or, to the Knowledge of the Company, has reason to claim, that any Person employed or engaged by the Company has, in the performance of such Person's duties to the Company, (a) violated any of the material terms or conditions of his employment, non-competition or non-disclosure agreement with such third party, (b) disclosed or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party or (c) interfered in the employment relationship between such third party and any of its present or former employees, except in each instance, where such violation, disclosure or interference would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

            5.16 BUSINESS; COMPLIANCE WITH LAWS. The Company has all necessary franchises, permits, licenses and other rights and privileges necessary to permit it to own its property and to conduct its business as is presently conducted, except for those the lack of which would not reasonably be expected to have a Material Adverse Effect. The Company is not in violation of any law, regulation, authorization or order material to the ownership of its properties or the carrying on of its business as presently conducted.

            5.17 ENVIRONMENTAL COMPLIANCE. Except as set forth in the SEC Reports, the Company (a) has never violated any, and is presently in material compliance with all, federal, state, and local environmental and health and safety laws, rules, regulations, ordinances, guidelines, codes, orders, approvals and similar items ("ENVIRONMENTAL LAWS") applicable to its business and properties; (b) has not generated, manufactured, used, refined, transported, treated, stored, handled, disposed of, transferred, produced, or processed any pollutant, toxic substance, hazardous waste, hazardous substance, hazardous material, oil, or petroleum product other than ordinary cleaning and other similar products ("HAZARDOUS MATERIALS") as defined under any Environmental Law, or any solid waste, and, to the Knowledge of the Company, is not aware of the release or threat of release of any Hazardous Materials from its products, properties or facilities except, in each case, in material compliance with law;
(c) has not (i) entered into or been subject to any consent decree, compliance order, or administrative order with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities,
(ii) received notice under the citizen suit provision of any Environmental Law in connection with its business or any of its properties or facilities, (iii) received any request for information, notice, demand letter, administrative inquiry, or formal or informal complaint or claim with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, or (iv) been subject to or, to its Knowledge, threatened with any governmental or citizen enforcement action with respect to any environmental or health and safety matter relating to its business or any of its properties or facilities, and has no reason to believe that any matters described in CLAUSES (I) through (IV) above will be forthcoming. No Lien has been imposed on any of the properties or facilities of the Company by any governmental agency at the federal, state, or local level in connection with the presence of any Hazardous Materials.

            5.18 CONTRACTS. All contracts and agreements filed or required to be filed as exhibits to the Company Reports filed prior to the date hereof (except such contracts and agreements that have expired by their own terms) (collectively, "MATERIAL CONTRACTS") are in full force and effect and constitute legal, valid and binding obligations of the Company and, to the Knowledge of the Company, the other parties thereto; the Company and, to the Knowledge of the Company, each other party thereto, have performed in all material respects all obligations required to be performed by them under the Material Contracts, and no material violation or default exists in respect thereof, nor any event that with notice or lapse of time, or both, would constitute a material default thereof, on the part of the Company or, to the Knowledge of the Company, any other party thereto; none of the Material Contracts is currently being renegotiated; and the validity, effectiveness and continuation of no Material Contract will be materially adversely affected by the transactions contemplated by this Agreement and the other Loan Documents.

            5.19 BROKERAGE. There are no claims for and no person is entitled to any brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by this Agreement from the Company or based on any arrangement or agreement made by or on behalf of the Company.

            5.20 EMPLOYEE BENEFIT PLANS. Except as set forth in the SEC Reports, the Company does not maintain or contribute to any employee benefit plans. The Company is in material compliance with the provisions of all laws or rules or regulations applicable to any employee benefit plan maintained or contributed to by the Company for the benefit of its employees and, to the Knowledge of the

Company, there are no claims (other than routine claims for benefits) pending or threatened with respect to any of such employee benefit plans. The Company does not maintain or contribute to, nor has it ever maintained or contributed to, any qualified retirement plan that is subject to the minimum funding requirements of
Section 412 of the United States Internal Revenue Code of 1986, as amended. There are no material unfunded obligations of the Company under any retirement, pension, profit-sharing or deferred compensation plan or program. The Company is not required to make any payments or contributions to any employee benefit plan pursuant to any collective bargaining agreement. For purposes of this SECTION 5.20, the term "COMPANY" includes all entities that have controlled, have been under the control of, or have been under common control with, the Company.

            5.21 EMPLOYEES. No officer or key employee of the Company has advised the Company (orally or in writing) that he or she intends to terminate employment with the Company. Except as set forth in the SEC Reports, the Company has complied in all material respects with all applicable laws relating to the employment of labor, including provisions relating to wages, equal opportunity, collective bargaining and the payment of social security and other employee-related taxes. Except as set forth in the SEC Reports, none of the employees of the Company is represented by any labor union or covered by any collective bargaining agreements, the Company is not aware of any effort to establish a labor union or bargaining unit or similar organizational effort with respect to its employees, and, to the Knowledge of the Company, there is no labor strike or other material labor trouble pending or threatened with respect to the Company. Except as set forth in the SEC Reports, there are no pending, or, to the Knowledge of the Company, threatened (i) employment discrimination charges or complaints against the Company before any federal, state or local commission or agency or (ii) unfair labor practice charges or complaints, disputes or grievances against the Company.

            5.22 NASDAQ CAPITAL MARKET. The Common Stock is listed on The Nasdaq Capital Market, and there are no proceedings to revoke or suspend such listing. The issuance of the Note and the Warrant, and the issuance of any Conversion Shares or Warrant Shares issuable upon conversion or exercise of the Note or the Warrant, will not contravene any Nasdaq Marketplace Rule. The Common Stock is registered pursuant to Section 12(b) of the Exchange Act. The Company has taken no action designed to, or which, to the Knowledge of the Company, is likely to have the effect of, terminating the registration of the Common Stock under the Exchange Act or delisting the Common Stock from The Nasdaq Capital Market. The Company has not received any notification that, and has no knowledge that, the Commission or the NASD is contemplating terminating such listing or registration.

            5.23 NO SOLICITATION OR ADVERTISEMENT. Neither the Company nor, to the Knowledge of the Company, any person acting on its behalf has engaged, in connection with the offering of the Note, Warrant, Warrant Shares or Conversion Shares, in any form of general solicitation or general advertising within the meaning of Rule 502(c) under the Securities Act.

            5.24 NO MANIPULATION OF STOCK. The Company has not taken and will not, in violation of applicable law, take, any action designed to or that might reasonably be expected to cause or result in stabilization or manipulation of the price of the Common Stock.

            5.25 SECURITIES ACT REGISTRATION. Assuming that the representations and warranties of the Lender contained herein are true, it is not necessary in connection with the offer, issuance and delivery of the Note and the Warrant hereunder, or in connection with the offer, sale, issuance and delivery of any Conversion Shares or Warrant Shares upon any exercise or conversion of the Note or the Warrant, to register the Note, the Warrant, the Warrant Shares or the Conversion Shares under the Securities Act or under applicable state securities or Blue Sky laws regulating the issuance or sale of securities. Neither the Company nor, to the Knowledge of the Company, any of its Affiliates or any Person acting on the Company's behalf has, directly or indirectly, at any time within the six (6) month period immediately prior to the date of this Agreement, made any offer or sale of any security or solicitation of any offer to buy any security under circumstances that would (i) eliminate the availability of the exemption from registration under Regulation D under the Securities Act in connection with the offer and sale of the Note, the Warrant, the Conversion Shares and the Warrant Shares as contemplated hereby or (ii) cause the offering of the Note, the Warrant, the Conversion Shares and the Warrant Shares pursuant to the Loan Documents to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions, including, without limitation, under the rules and regulations of the Nasdaq Capital Market.

            5.26 SOLVENCY. Immediately after the consummation of the transactions to occur on the Closing Date and immediately following the making of each Loan and after giving effect to the application of the proceeds of each Loan, (a) the fair value of the assets of the Company, at a fair valuation, will exceed the Company's debts and liabilities, subordinated, contingent or otherwise; (b) the present fair saleable value of the property of the Company will be greater than the amount that will be required to pay the probable liability of the Company's debts and other liabilities, subordinated, contingent or otherwise, as such debts and other liabilities become absolute and matured;
(c) the Company will be able to pay its debts and liabilities, subordinated, contingent or otherwise, as such debts and liabilities become absolute and matured; and (d) the Company will not have unreasonably small capital with which to conduct the businesses in which it is engaged as such businesses are now conducted and are proposed to be conducted following the Closing Date.

            5.27 SECURITY AGREEMENT. The Security Agreement, upon execution and delivery thereof by the parties thereto, will create in favor of the Lender a legal, valid and enforceable security interest in the Collateral and the proceeds thereof and (i) when certificates representing the pledged securities required to be delivered on the Closing Date to the Lender under the Security Agreement are delivered to the Lender, together with appropriate stock powers undated and executed in blank, the Lien created under the Security Agreement shall constitute a fully perfected Lien on, and security interest in, all right, title and interest of the Company in such pledged securities, in each case prior and superior in right to any other person subject to any Permitted Liens, (ii) when financing statements in appropriate form are filed in the offices specified in the Security Agreement and (iii) when appropriate documents with respect to Intellectual Property Rights are recorded in the United States Patent and Trademark Office, the Lien created under the Security Agreement will constitute a fully perfected first priority Lien on, and security interest in, all right, title and interest of the Company as of the Closing Date in such Collateral to the extent that a security interest in such Collateral may be perfected by such delivery, filing or recording, as applicable, in each case prior and superior in right to any other person, other than with respect to Permitted Liens.

            5.28 NO DEFAULT OR EVENT OF DEFAULT. No Default or Event of Default has occurred and is continuing.

            5.29 INVESTMENT COMPANY ACT. The Company is not an "investment company" within the meaning of the Investment Company Act of 1940, as amended.

            5.30 ACKNOWLEDGMENT REGARDING LENDER'S STATUS. The Company acknowledges and agrees that the Lender is acting solely in the capacity of an arm's-length lender with respect to this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby. The Company further acknowledges that the Lender is not acting as a financial advisor or fiduciary of the Company with respect to this Agreement, the other Loan Documents and the transactions contemplated hereby and thereby. The Company further represents to the Lender that the Company's decision to enter into this Agreement and the other Loan Documents has been based solely on the independent evaluation of the transactions contemplated hereby and thereby by the Company and its representatives, and no statement, commitment or promise to the Company or any of its representatives by the Lender (other than those statements, commitments or promise set forth in this Agreement and the other Loan Documents) is or was an inducement to the Company to enter into this Agreement, the other Loan Documents or otherwise.

            5.31 U.S. REAL PROPERTY HOLDING CORPORATION. The Company is not now and has never been a "United States real property holding corporation," as defined in the Internal Revenue Code of 1986, as amended.

            5.32 DISCLOSURE. Neither this Agreement, any Loan Document nor any SEC Report contains any untrue statement of a material fact or omits to state any material fact necessary in order to make the statements made herein or therein, in light of the circumstances under which they were made, not misleading.

      6. REPRESENTATIONS OF THE LENDER. The Lender represents and warrants to the Company as follows:

            6.1 AUTHORITY. The Lender is duly organized, validly existing and in good standing under the laws of the State of Delaware. The Lender has now, and will have at the Closing Date, all requisite power to enter into this Agreement and the other Loan Documents to which the Lender is a party and the transactions contemplated hereby and thereby and to perform its obligations under the terms of this Agreement and the other Loan Documents to which it is a party.

            6.2 VALIDITY; NO CONFLICTS.

                  (a) This Agreement and each of the other Loan Document to
            which the Lender is a party, when executed and delivered by the Lender and each of the other parties thereto, will constitute a valid and legally binding obligation of the Lender, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors' rights.

                  (b) The execution, delivery and performance by the Lender of this Agreement and the other Loan Documents to which it is a party and the consummation by the Lender of the transactions contemplated hereby and thereby will not (i) result in a violation of the organizational documents of the Lender, (ii) conflict with, or constitute a default (or an event which with notice or lapse of time or both would become a default) under, or give to others any rights of termination, amendment, acceleration or cancellation of, any agreement, indenture or instrument to which the Lender is a party, or (iii) result in a violation by the Lender of any law, rule, regulation, order, judgment or decree (including federal and state securities laws) applicable to the Lender, except in the case of CLAUSES (II) and (III) above, for such conflicts, defaults, rights or violations which could not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of such the Lender to perform its obligations hereunder and thereunder.

            6.3 PURCHASE ENTIRELY FOR OWN ACCOUNT. The Lender hereby confirms that, except with respect to the Nominee and Sharing Agreement pursuant to which the Lender is acting as nominee for certain participants, the Note and Warrant to be issued to the Lender at the Closing will be acquired for investment for the Lender's own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that, except with respect to the Nominee and Sharing Agreement pursuant to which the Lender has granted a participation interest to certain participants, the Lender has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Lender further represents that the Lender (i) does not, except for the Nominee and Sharing Agreement, have any contract, undertaking, agreement or arrangement with any person to sell, transfer or grant participation to such person or to any third person, with respect to such Note or such Warrant and (ii) is not a registered broker-deal under Section 15 of the Exchange Act or an entity engaged in a business that would require it to be so registered.

                  6.4 RELIANCE UPON LENDER'S REPRESENTATIONS. The Lender understands that the Note and Warrant are not, and any Warrant Shares and Conversion Shares acquired on the exercise or conversion of the Note or Warrant at the time of issuance may not be, registered under the Securities Act on the ground that the sale provided for in this Agreement and the issuance of securities hereunder is exempt from registration under the Securities Act pursuant to Regulation D promulgated pursuant thereto, and that the Company's reliance on such exemption is predicated on the Lender's representations set forth herein.

            6.5 RESTRICTED SECURITIES. The Lender understands that the Note and Warrant (and any Warrant Shares and Conversion Shares issued on exercise or conversion of the Note or Warrant) are "restricted securities" and may not be sold, transferred, or otherwise disposed of without registration under the Securities Act or an exemption therefrom, and that in the absence of an effective registration statement covering the Note or Warrant (or any Warrant Shares and Conversion Shares issued on exercise or conversion of any of the Note or Warrant) or an available exemption from registration under the Securities Act, the Note and Warrant (and any Warrant Shares and Conversion Shares issued on exercise or conversion of any of the Note or Warrant) must be held indefinitely. The Lender understands that the certificates evidencing the Note and the Warrant shall bear any legend as required by the "blue sky" laws of any state and a restrictive legend in substantially the following form, until such time as such legends are not required under applicable law:

         "NEITHER THIS SECURITY NOR THE SECURITIES ISSUABLE UPON EXERCISE OR CONVERSION OF THIS SECURITY HAVE BEEN REGISTERED UNDER THE U.S. SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"), AND MAY NOT BE OFFERED, SOLD, ENCUMBERED OR OTHERWISE TRANSFERRED ("TRANSFERRED") IN THE ABSENCE OF SUCH REGISTRATION OR AN APPLICABLE EXEMPTION THEREFROM. IN THE ABSENCE OF SUCH REGISTRATION, SUCH SECURITIES MAY NOT BE TRANSFERRED (OTHER THAN TO AN AFFILIATE OR MEMBER OF THE HOLDER HEREOF FOR NO CONSIDERATION) UNLESS THE COMPANY HAS RECEIVED A WRITTEN OPINION FROM COUNSEL IN FORM AND SUBSTANCE SATISFACTORY TO THE COMPANY STATING THAT SUCH TRANSFER IS BEING MADE IN COMPLIANCE WITH ALL APPLICABLE FEDERAL AND STATE SECURITIES LAWS."

Notwithstanding the foregoing, the Company, for all purposes of this Agreement and the other Loan Documents, acknowledges and consents to the transactions contemplated by the Nominee and Sharing Agreement and any transfers or participations contemplated thereby.

            6.6 ECONOMIC RISK; SOPHISTICATION; NO GENERAL SOLICITATION. The Lender is able to bear the economic risk of an investment in the Note and Warrant acquired by it pursuant to this Agreement and has such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of the proposed investment and therefore has the capacity to protect its own interests in connection with such purchase and such conversion. The Lender is not purchasing the Note and Warrant as a result of any advertisement, article, notice or other communication regarding the Note and Warrant published in any newspaper, magazine or similar media or broadcast over television or radio or presented at any seminar or any other general advertisement.

            6.7 ACCREDITED INVESTOR. The Lender meets the criteria of an "accredited investor" as defined in Rule 501(a) of Regulation D adopted under the Securities Act.

            6.8 BROKERAGE. There are no claims for brokerage commissions, finder's fees or similar compensation in connection with the transactions contemplated by the Agreement based on any arrangement or agreement made on behalf of the Lender.

            6.9 ACCESS TO INFORMATION. The Lender acknowledges that it has had the opportunity to review the SEC Report and the Disclosure Schedules and has been afforded (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the Company concerning the terms and conditions of the offering of the Note and Warrant and the merits and risks of investing in the Note and Warrant; (ii) access to information about the Company and its financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment; and (iii) the opportunity to obtain such additional information that the Company possesses or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the investment.

            6.10 CERTAIN TRADING ACTIVITIES. Other than with respect to the transactions contemplated herein and except as set forth on Schedule 6.10 hereof, since the earlier to occur of (1) the time that the Lender was first contacted by the Company or any other Person regarding the transactions contemplated hereby and (2) the tenth (10th) day prior to the date of this Agreement, neither the Lender nor any Affiliate of the Lender which (x) had knowledge of the transactions contemplated hereby, (y) has or shares discretion relating to the Lender's investments or trading or information concerning the Lender's investments, including in respect of the Note and Warrant, and (z) is subject to the Lender's review or input concerning such Affiliate's investments or trading (collectively, "TRADING AFFILIATES") has directly or indirectly, nor has any Person acting on behalf of or pursuant to any understanding with the Lender or Trading Affiliate, effected or agreed to effect any transactions in the securities of the Company (including, without limitation, any Short Sales (as defined below) involving the Company's securities). Other than to other Persons party to this Agreement (and their respective officers, employees, representatives, agents, attorneys or investors), the Lender has maintained the confidentiality of all disclosures made to it in connection with this transaction (including the existence and terms of this transaction). For purposes hereof, "SHORT SALES" include, without limitation, (i) all "short sales" as defined in Rule 200 promulgated under Regulation SHO under the Exchange Act, whether or not against the box, and all types of direct and indirect stock pledges, forward sale contracts, options, puts, calls, short sales, swaps, "put equivalent positions" (as defined in Rule 16a-1(h) under the Exchange Act) and similar arrangements (including on a total return basis), and
(ii) sales and other transactions through non-U.S. broker dealers or foreign regulated brokers.

            6.11 INDEPENDENT INVESTMENT DECISION. The Lender has independently evaluated the merits of its decision to acquire the Note and the Warrant pursuant to the Loan Documents. The Lender understands that nothing in this Agreement or any other materials presented by or on behalf of the Company to the Lender in connection with the acquisition of the Note and Warrant constitutes legal, tax or investment advice. The Lender has consulted such legal, tax and investment advisors as it, in its sole discretion, has deemed necessary or appropriate in connection with its acquisition of the Note and Warrant.

            6.12 NO GOVERNMENTAL REVIEW. The Lender understands that no United States federal or state agency or any other government or governmental agency has passed on or made any recommendation or endorsement of the Note or Warrant or the fairness or suitability of the investment the Note or Warrant nor have such authorities passed upon or endorsed the merits of the offering of the Note or Warrant.

            6.13 REGULATION M. The Lender is aware that the anti-manipulation rules of Regulation M under the Exchange Act may apply to sales of Common Stock and other activities with respect to the Common Stock by the Lender.

            6.14 RESIDENCY. The Lender's principal executive offices are located in the State of New York.

      7. CONDITIONS TO THE OBLIGATIONS OF THE LENDER TO MAKE LOANS.

            7.1 CONDITIONS TO THE OBLIGATIONS OF THE LENDER TO MAKE A LOAN ON THE INITIAL ADVANCE DATE. The obligation of the Lender to make a Loan to the Company on the Initial Advance Date pursuant to SECTION 2.3(A) is subject to the satisfaction of each of the following conditions:

                  (a) DRAWDOWN NOTICE. The Company shall have delivered to the
            Lender a duly completed Drawdown Notice at least five Business Days prior to the Initial Advance Date (or, in the event that the Initial Advance Date is on the Closing Date, the Company shall have delivered such Drawdown Notice on or prior to the Closing Date), which Drawdown Notice shall (x) state the principal amount of Loans that the Company desires to obtain hereunder on the Initial Advance Date, which amount shall not exceed $1,000,000, (y) certify that each of the conditions to the making of such Loan on such Initial Advance Date set forth in this SECTION 7.1 has been satisfied, and
            (z) be executed by a duly authorized officer of the Company.

                  (b) NOTE. The Company shall have issued and delivered the Note to the Lender on the Closing Date.

                  (c) WARRANT. The Company shall have issued and delivered the
            Warrant to the Lender on the Closing Date.

                  (d) SECURITY DOCUMENTS. Each of the other Security Documents
            (as defined in the Security Agreement) shall have been executed by the Company and, to the extent that the Lender is a party thereto, the Lender and, in connection therewith, the Company shall have delivered to the Lender:

                        (i) all of the Collateral consisting of certificated
                  securities and promissory notes, if any, referred to therein and then owned by the Company, (x) either endorsed in blank or accompanied by executed and undated instruments of transfer;

                        (ii) appropriate completed financing statements on Form
                  UCC-1 for filing under the Uniform Commercial Code in the appropriate filing offices of each jurisdiction as may be necessary to perfect the security interests purported to be created by the Security Documents; and

                        (iii) evidence of the completion (or arrangements
                  therefor satisfactory to the Lender) of all other recordings and filings of, or with respect to, and all action necessary in connection with, the Security Documents as may be necessary or, in the reasonable opinion of the Lender, desirable, to perfect and protect the security interests intended to be created by the Security Documents.

            (e) OPINION OF COUNSEL. The Lender shall have received, on or prior to the Closing Date, a written opinion from Lowenstein Sandler PC, counsel for the Company, dated as of the Closing Date and addressed to the Lender, in the form attached hereto as EXHIBIT F.

            (f) FEES. The Company shall have paid the fees and expenses of the Lender on the Closing Date in accordance with SECTION 10.1.

            (g) NO INSOLVENCY EVENT. No Insolvency Event shall have occurred on or prior to the Initial Advance Date.

            (h) CERTIFICATES AND DOCUMENTS. On or prior to the Closing Date, the Company shall have delivered to the Lender:

                  (i) certificates, dated no more than ten days prior to the
            Closing Date, as to the corporate good standing of the Company issued by the Secretary of State of the State of New Jersey and any other jurisdiction where the Company is qualified to do business;

                  (ii) the Certificate of Incorporation and Bylaws of the
            Company, in each case, as in effect as of the Closing Date, certified by its Secretary or Assistant Secretary of the Company as of the Closing Date;

                  (iii) a certificate of incumbency of the Company's principal officers, certified by its Secretary or Assistant Secretary of the Company as of the Closing Date;

                  (iv) resolutions of the board of directors of the Company, authorizing and approving all matters in connection with this Agreement and the other Loan Documents and the transactions contemplated hereby and thereby, certified by the Secretary or Assistant Secretary of the Company as of the Closing Date

            (i) BLUE SKY APPROVALS. The Company shall have received, on or prior to the Closing Date, the requisite approvals of the securities commissioners of all states in which prior approvals are required and such approvals shall be in full force and effect on the Closing Date.

            (j) AMENDMENTS TO CERTAIN EMPLOYMENT AGREEMENTS. The Company and each Subject Employee shall have executed and delivered an amendment (collectively, the "SEVERANCE AMENDMENTS") to each such Subject Employee's Applicable Employment Agreement, in form and substance reasonably acceptable to the Lender, pursuant to which the Applicable Employment Agreement for each such Subject Employee shall be amended to implement the changes described on ANNEX 2 hereto.

            (k) OTHER MATTERS. All corporate, legal, governmental, administrative and other proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents and all documents and instruments incident to such transactions shall be reasonably satisfactory in substance and form to the Lender, and the Lender shall have received all such counterpart originals or certified or other copies of such documents as they may reasonably request.

Notwithstanding the foregoing, the obligation of the Lender to make Loans hereunder shall not become effective unless each of the foregoing conditions is satisfied (or waived pursuant to SECTION 10.6) at or prior to 3:00 p.m., New

York City time, on April 15, 2009 (and, in the event such conditions are not so satisfied or waived, the commitment of the Lender hereunder shall terminate at such time).

            7.2 CONDITIONS TO THE OBLIGATIONS OF THE LENDER TO MAKE A LOAN ON ANY SUBSEQUENT ADVANCE DATE. The obligation of the Lender to make a Loan to the Company on any Subsequent Advance Date pursuant to SECTION 2.3(B) is subject to the satisfaction of each of the following conditions:

            (a) INITIAL ADVANCE DATE. All of the conditions to the Lender's obligation to make a Loan to the Company on the Initial Advance Date set forth in SECTION 7.1 shall have been satisfied in accordance with SECTION 7.1.

            (b) DRAWDOWN NOTICE. The Lender shall have timely received from the Company a Drawdown Notice in respect of such Subsequent Advance Date as required by SECTION 2.3(B)(I).

            (c) REMAINING COMMITMENT. After giving effect to the making of such Loan on such Subsequent Advance Date, the aggregate outstanding principal amount of all Loans made under this Agreement shall not exceed the Maximum Principal Balance.

            (d) NO INSOLVENCY EVENT. No Insolvency Event shall have occurred on or prior to such Subsequent Advance Date.

      8. COVENANTS OF THE COMPANY.

            8.1 COVENANTS WITH RESPECT TO THE LOANS. For so long as any of the Loans remains outstanding, the Company hereby covenants and agrees that, unless the Company shall have obtained the prior written consent of Lender, it shall comply with the following covenants:

                  (a) EXISTENCE; BUSINESSES AND PROPERTIES.

                        (i) The Company will do or cause to be done all things
                  necessary to preserve, renew and keep in full force and effect its legal existence.

                        (ii) The Company will do or cause to be done all things
                  necessary to (A) obtain, preserve, renew, extend and keep in full force and effect all rights, licenses, permits, franchises, authorizations, patents, copyrights, trademarks and trade names used in or relating to the conduct of its business, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; (B) maintain and operate such business in substantially the manner in which it is presently conducted and operated; (C) comply with all applicable laws, rules, regulations and decrees and orders of any governmental authority, whether now in effect or hereafter enacted, except where the failure to do so could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; and (D) at all times maintain and preserve all property material to the conduct of such business and keep such property in good repair, working order and condition

                  (ordinary wear and tear excepted) and from time to time make, or cause to be made, all needful and proper repairs, renewals, additions, improvements and replacements thereto consistent with past practice.

                  (b) OBLIGATIONS AND TAXES. The Company will pay its
            obligations promptly and in accordance with their terms and pay and discharge promptly when due all taxes, assessments and governmental charges or levies imposed upon it or upon its income or profits or in respect of its property, before the same shall become delinquent or in default, as well as all lawful claims for labor, materials and supplies or otherwise that, if unpaid, might give rise to a Lien upon any properties or assets of the Company or any part thereof (other than any Permitted Lien); PROVIDED, HOWEVER, that such payment and discharge shall not be required with respect to any such tax, assessment, charge, levy or claim so long as the validity or amount thereof shall be contested in good faith by appropriate proceedings and the Company shall have set aside on its books adequate reserves with respect thereto in accordance with GAAP and such contest operates to suspend collection of the contested obligation, tax, assessment or charge and enforcement of a Lien.

                  (c) FINANCIAL STATEMENTS; REPORTS; ETC. The Company will
            maintain books of account in accordance with GAAP, keep full and complete financial records and furnish to the Lender the following reports:

                        (i) within 90 days after the last day of each fiscal
                  year (or, in the event the Company timely files a Form 12b-25 under the Exchange Act, such longer period allowed under Rule 12b-25 of the rules and regulations promulgated under the Exchange Act), a copy of the balance sheet of the Company as at such date, together with statements of operations, stockholders' equity and cash flows of the Company for the fiscal year then ended, audited and certified without qualification by independent public accountants of recognized national standing reasonably satisfactory to the Lender (it being acknowledged that Raich Ende Malter & Co. LLP, the Company's current independent public accountants, are satisfactory to the Lender for this purpose) and prepared in accordance with generally accepted accounting principles and practices consistently applied;

                        (ii) within 45 days after the last day of each of the
                  first three fiscal quarters of each fiscal year (or, in the event the Company timely files a Form 12b-25 under the Exchange Act, such longer period allowed under Rule 12b-25 of the rules and regulations promulgated under the Exchange Act), an unaudited balance sheet as at such date, together with statements of operations, stockholders' equity and cash flows of the Company for the fiscal quarter then ended and the then elapsed portion of the fiscal year, setting forth in each case in comparative form the figures for the corresponding period or periods of the previous fiscal year;

                        (iii) monthly financial statements in the form delivered
                  to the Board of Directors of the Company within thirty (30) days following the end of the month;

                        (iv) promptly after the same become publicly available,
                  copies of (A) all periodic and other reports, proxy statements and other materials filed by the Company with the Commission or with any national securities exchange, (B) all press releases and (C) any written notices of default, acceleration or enforcement received from holders (or any trustee, agent or other representative therefor) of any indebtedness of the Company pursuant to the terms of the documentation governing the same;

                        (v) promptly after the receipt thereof by the Company, a
                  copy of any "management letter" received by any such person from its certified public accountants and the management's response thereto; and

                        (vi) promptly, from time to time, such other information
                  regarding the operations, business affairs and financial condition of the Company, or compliance with the terms of any Loan Document, as the Lender may reasonably request.

      Notwithstanding the provisions of SECTIONS 8.1(C)(I) and (II) above, to the extent the information required by such Section is included in the documents delivered pursuant to SECTION 8.1(C)(IV), such information need not be separately delivered pursuant to SECTION 8.1(C)(I) or (II).

                  (d) INSURANCE. The Company will keep its insurable properties insured, upon reasonable business terms, by financially sound and reputable insurers against liability, and the perils of casualty, fire and extended coverage in amounts of coverage sufficient in the reasonable business judgment of the Company to protect the Company. The Company will also maintain with such insurers insurance against other hazards and risks and liability to persons and property which, in the reasonable business judgment of the Company, is customary in the industry in which the Company operates for companies of comparable size.

                  (e) LITIGATION AND OTHER NOTICES.

                        (i) The Company will furnish to the Lender, within two
                  (2) Business Days of the Company's obtaining knowledge thereof, written notice of any Event of Default or Default, specifying the nature and extent thereof and the corrective action (if any) taken or proposed to be taken with respect thereto;

                        (ii) The Company will furnish to the Lender, within five
                  (5) Business Days of the Company's obtaining knowledge thereof, written notice of the filing or commencement of, or any threat or notice of intention of any person to file or commence, any Action, whether at law or in equity or by or before any governmental or regulatory authority, against the Company that, individually or in the aggregate, could reasonably be expected to result in a Material Adverse Effect; or

                        (iii) The Company will furnish to the Lender, within
                  five (5) Business Days of the Company's obtaining knowledge thereof, written notice of any development, event, change or circumstance that has resulted in, or could, individually or in the aggregate, reasonably be expected to result in, a Material Adverse Effect.

                  (f) COMPLIANCE WITH LAW. The Company will comply in all
            material respects with all applicable statutes, regulations and orders of, and all applicable restrictions imposed by, all governmental or regulatory authorities in respect of the conduct of its business and the ownership of its properties.

                  (g) USE OF PROCEEDS. The Company shall use the proceeds of the
            Loans solely for the purposes specified in SECTION 2.2.

                  (h) FURTHER ASSURANCES. The Company shall execute any and all further documents, financing statements, agreements and instruments, and take all further action (including filing Uniform Commercial Code and other financing statements, charges, mortgages and deeds of trust) that may be required under any applicable law, or that the Lender may reasonably request, in order to effectuate the transactions contemplated by the Loan Documents and in order to grant, preserve, protect and perfect the validity and priority of the security interests created or intended to be created by the Security Documents.

                  (i) LIENS. The Company will not create, incur, suffer or
            permit to exist any Lien on any property or assets now owned or hereafter acquired by it or on any income or revenues or rights in respect of any thereof, except for Permitted Liens.

                  (j) INDEBTEDNESS. The Company will not incur, create, assume or permit to exist any Indebtedness other than (x) Indebtedness in respect of the Note, and (y) Indebtedness in an aggregate principal amount at any time outstanding that does not exceed $100,000.

                  (k) RESTRICTIONS ON DISTRIBUTIONS. The Company will not pay any dividends, in cash or otherwise, or make any other distributions in respect of its capital stock, or purchase, redeem or otherwise acquire any of its outstanding securities.

                  (l) PAYMENT ON NOTES. The Company will not enter into, become a party to or otherwise become subject to any agreement, contract or instrument, or any amendments or modifications of the foregoing, the provisions of which restrict or limit the Company's ability or obligation to make payments on the Note or otherwise perform its obligations under this Agreement and the other Loan Documents.

                  (m) MERGERS, AMALGAMATIONS, CONSOLIDATIONS; ACQUISITIONS AND
            SALES OF ASSETS. The Company will not merge into, amalgamate, or consolidate with any other Person, or permit any other Person to merge into, amalgamate or consolidate with it, or sell, transfer, lease or otherwise dispose of (in one transaction or in a series of transactions) all or substantially all of the assets (whether now owned or hereafter acquired) of the Company, or purchase, lease or otherwise acquire (in one transaction or a series of transactions) all or any substantial part of the assets of any other Person.


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

                  (n) BUSINESS ACTIVITIES. The Company shall not engage at any time in any business or business activity other than the business currently conducted by, or, to the extent set forth on SCHEDULE 8.1(N), currently proposed to be conducted by, the Company on the Closing Date and similar, related, ancillary or complementary businesses.

                  (o) AFFILIATED TRANSACTIONS. Except (w) for the transactions contemplated by this Agreement and the other Loan Documents, (x) with respect to compensation arrangements with, and the reimbursement of expenses of, employees, consultants and directors of the Company in the ordinary course of business, (y) for such transactions described under (but only in the manner described under) the heading "Certain Relationships and Related Transactions" under Item 12 in the Company's Annual Report on Form 10-KSB for the fiscal year ended March 31, 2008, as filed by the Company with the Commission on June 30, 2008 and (z) for the transactions contemplated by (A) the employment agreements (or amendments to employment agreements) attached as Exhibits 10.1, 10.2, 10.3 and
            10.4 to the Company's Current Report on Form 8-K as filed by the Company with the Commission on January 2, 2009 and for such transactions provided for in the amendments to the employment agreements for Edward Hammel and Sean Hagberg, each dated as of December 31, 2008, all transactions by and between the Company and any director, officer, employee, stockholder or other Affiliate of the Company or persons controlled by or affiliated with such director, officer, employee, stockholder or Affiliate, including relatives and family members, shall be conducted on an arms-length basis, shall be on terms and conditions no less favorable to the Company than could be obtained from nonrelated persons and shall be approved by a majority of the members of the board of directors of the Company after full disclosure of the terms thereof.

                  (p) SUBSIDIARIES; INVESTMENTS. The Company shall not create or acquire any subsidiary and shall not purchase or otherwise acquire any shares of capital stock or other equity interest of any other corporation or limited liability company or any interest in any partnership, joint venture or other non-corporate business enterprise. The Company shall not make any equity or debt investment in any Person.

                  (q) QUALIFIED FINANCING NOTICE. At least ten (10) Business
            Days prior to consummating any Qualified Financing, the Company shall deliver to the Lender written notice of the Company's intention to consummate such Qualified Financing, describing the type of securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance.

                  (r) EXCHANGE OR REISSUANCE OF NOTE. Upon receipt of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Note and an indemnity customary for promissory notes similar to the Note executed by the Lender, the Company shall deliver to the Lender a new Note of like tenor and date for the principal amount of the Note so lost, stolen, destroyed or mutilated.

            8.2 COVENANTS WITH RESPECT TO THE WARRANT. For so long as the Warrant remains outstanding, the Company hereby covenants and agrees that, unless the Company shall have obtained the prior written consent of Lender, it shall comply with the following covenants:

                  (a) QUALIFIED FINANCING NOTICE. At least ten (10) Business
            Days prior to consummating any Qualified Financing, the Company shall deliver to the Lender written notice of the Company's intention to consummate such Qualified Financing, describing the type of securities to be issued, the price thereof and the general terms upon which the Company proposes to effect such issuance.

                  (b) EXCHANGE OR REISSUANCE OF WARRANT. Upon receipt of
            evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of the Warrant and an indemnity customary for warrants similar to the Warrant executed by the Lender, the Company shall deliver to the Lender a new Warrant of like denomination, tenor and date as the Warrant so lost, stolen, destroyed or mutilated.

            8.3 GENERAL COVENANTS.

                  (a) INTEGRATION. The Company shall not, and shall use its
            reasonable best efforts to ensure that no Affiliate of the Company (other than the Lender) shall, sell, offer for sale or solicit offers to buy or otherwise negotiate in respect of any securities of the Company or any of its Affiliates that would be integrated with the offer, issuance or sale of the Note, the Warrant, the Conversion Shares or the Warrant Shares pursuant to this Agreement in a manner that would require the registration under the Securities Act of the offer, issuance or sale of the Note, the Warrant, the Conversion Shares or the Warrant Shares to the Lender, or that would be integrated with the offer, issuance or sale of the Note, the Warrant, the Conversion Shares or the Warrant Shares for purposes of the rules and regulations of the Nasdaq Capital Market.

                  (b) EMPLOYEE COMPENSATION. Until such time as the Loans cease to be outstanding, without the prior written consent of the Lender, neither the Company nor any of its subsidiaries shall:

                        (i) enter into any new, or amend, restate, supplement or
                  otherwise modify any existing, employment, consulting, severance, change of control or bonus agreement with any employee or consultant whose annual total compensation (including salary, bonus and any other compensation) is at least $100,000 or grant to any employee or consultant whose annual total compensation (including salary, bonus and any other compensation) is at least $100,000 (or would be at least $100,000 after giving effect to such increase) any increase in compensation, severance or termination pay, change in control bonus or any other benefits; or

                        (ii) enter into any new, or amend, restate, supplement
                  or otherwise modify any existing, employment, consulting, severance, change of control or bonus agreement with any employee (other than the employees covered in CLAUSE (I) above) or grant to any employee (other than the employees covered in CLAUSE (I) above) any increase in compensation, severance or termination pay, change in control bonus or any other benefits, other than, in the case of this CLAUSE (II), in the ordinary course of business.

            8.4 INDEMNIFICATION OF THE LENDER.

                  (a) The Company will indemnify and hold the Lender Parties harmless from any and all Losses that any such Lender Party may suffer or incur as a result of or relating to (i) any breach of any of the representations, warranties, covenants or agreements made by the Company in any Loan Document or (ii) any Action instituted against a Lender Party with respect to any of the transactions contemplated by the Loan Documents, provided, that, such indemnity shall not, as to any particular Lender Party, be available to such Lender Party the extent that such Losses result from the gross negligence or willful misconduct of such Lender Party. In addition to the indemnity contained herein, the Company will reimburse each Lender Party for its reasonable legal and other expenses (including the cost of any investigation, preparation and travel in connection therewith) incurred in connection therewith, as such expenses are incurred.

                  (b) If any Action shall be brought or asserted against any
            Lender Party in respect of which indemnity may be sought pursuant to this Agreement, such Lender Party shall promptly notify the Company in writing, and the Company shall have the right to assume the defense thereof, including the employment of counsel reasonably satisfactory to the Lender Party and the payment of all fees and expenses incurred in connection with defense thereof; PROVIDED that the failure of any Lender Party to give such notice shall not relieve the Company of its obligations or liabilities pursuant to this Agreement or any other Loan Document, except (and only) to the extent that it shall be finally determined by a court of competent jurisdiction (which determination is not subject to appeal or further review) that such failure shall have proximately and materially adversely prejudiced the Company.

                  (c) A Lender Party shall have the right to employ separate counsel in any such Action and to participate in the defense thereof, but the fees and expenses of such counsel shall be at the expense of such Lender Party unless: (1) the Company has agreed in writing to pay such fees and expenses; (2) the Company shall have failed promptly to assume the defense of such Action or to employ counsel reasonably satisfactory to such Lender Party in any such Action; or (3) the named parties to any such Action (including any impleaded parties) include both such Lender Party and the Company, and such Lender Party shall have been advised by counsel that a material conflict of interest is likely to exist if the same counsel were to represent such Lender Party and the Company (in which case, if such Lender Party notifies the Company in writing that it elects to employ separate counsel at the expense of the Company, the Company shall not have the right to assume the defense thereof and such counsel shall be at the expense of the Company). The Company shall not be liable for any settlement of any such Action effected without its written consent, which consent shall not be unreasonably withheld. The Company shall not, without the prior written consent of the Lender Party, effect any settlement of any pending Action in respect of which any Lender Party is a party, unless such settlement includes an unconditional release of such Lender Party from all liability on claims that are the subject matter of such Action.

                  (d) All fees and expenses of the Lender Party (including
            reasonable fees and expenses of counsel to the extent incurred in connection with investigating or preparing to defend such Action in a manner not inconsistent with this Section) shall be paid to the Lender Party, as incurred, within ten (10) Business Days of written notice thereof to the Company (regardless of whether it is ultimately determined that a Lender Party is not entitled to indemnification hereunder; PROVIDED, that the Company may require such Lender Party to undertake to reimburse all such fees and expenses to the extent it is finally judicially determined that such Lender Party is not entitled to indemnification hereunder).

                  (e) Notwithstanding anything to the contrary set forth herein, in the event of any inaccuracy or misrepresentation in, or other breach or violation of, any representation or warranty made by the Company in this Agreement or in any of the other Loan Documents, such inaccuracy, misrepresentation, breach or other violation shall constitute a breach of such representation or warranty whether or not the Lender had knowledge of such inaccuracy, misrepresentation, breach or other violation at the date of this Agreement or otherwise at the time of Closing and, accordingly, the Lender shall be entitled to indemnification under this SECTION 8 for any such inaccuracy, misrepresentation, breach or other ---------- violation whether or not the Lender had knowledge of such inaccuracy, misrepresentation, breach or other violation at the date of this Agreement or otherwise at the time of Closing.

      9. EVENTS OF DEFAULT AND REMEDIES.

            9.1 EVENTS OF DEFAULT. Each of the following events or occurrences shall constitute an "EVENT OF DEFAULT":

                  (a) the Company shall (i) make a general assignment for the benefit of its creditors, (ii) generally not pay its debts as they become due (other than unsecured trade accounts payable paid in the ordinary course of business), (iii) file a voluntary case or petition in bankruptcy, (iv) file a petition or answer seeking for itself any reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law pertinent to such circumstances, (v) file any answer admitting or not contesting the material allegations of a bankruptcy, insolvency or similar petition filed against the Company, (vi) seek or consent to, or acquiesce in, the appointment of any trustee, receiver, or liquidator of the Company, (vii) suffer or permit to continue unstayed and in effect for 60 consecutive days any judgment, decree or order, entered by a court or governmental commission of competent jurisdiction, that assumes custody or control of the Company, approves a petition seeking its reorganization, arrangement, composition, readjustment, liquidation, dissolution or similar relief under any present or future applicable law without such action being dismissed or without all orders or proceedings thereunder affecting the operations or the business of the Company being stayed, or if a stay of any such order or proceedings is thereafter set aside and the action setting it aside is not timely appealed, or (viii) suffer or permit to continue unstayed and in effect for 60 consecutive days, the appointment, without the consent or acquiescence of the Company of any trustee, receiver or liquidator thereof or of all or any substantial part of the assets and properties of the Company without such appointment being vacated (each of the events specified in the foregoing CLAUSES
            (i) through (VIII) is herein referred to as an "INSOLVENCY EVENT");

                  (b) a default shall occur in the observance of or performance by the Company of any covenant or agreement contained in SECTION 8.1(A), 8.1(E), 8.1(F), 8.1(G), 8.1(I), 8.1(J), 8.1(K), 8.1(L),
            8.1(M), 8.1(N), 8.1(O), 8.1(P), 8.1(Q), 8.2(A), 8.3(A) or 8.3(B);

                  (c) a default shall occur in the observance or performance by the Company of any other covenant or agreement contained in this Agreement (other than those specified in CLAUSE (B) or (I)) or any other Loan Document and such default shall continue unremedied for a period of 10 days;

                  (d) any representation or warranty made or deemed made by the
            Company in or in connection with any Loan Document, or any representation, warranty, statement or information contained in any report, certificate, financial statement or other instrument furnished in connection with or pursuant to any Loan Document, shall prove to have been false or misleading in any material respect when so made, deemed made or furnished;

                  (e) the failure by the Company to pay at final maturity
            (giving effect to any applicable grace periods and any extensions thereof) the principal amount of any Indebtedness, which constitutes a breach under the terms governing such Indebtedness, or the acceleration of the final stated maturity of any such Indebtedness, which aggregates $100,000 or more at any time;

                  (f) one or more judgments for the payment of money aggregating in excess of $100,000 shall be rendered against the Company and the same shall remain undischarged for a period of 30 consecutive days during which execution shall not be effectively stayed, or any action shall be legally taken by a judgment creditor to levy upon assets or properties of the Company to enforce any such judgment provided, however, that any such judgment or order shall not give rise to an Event of Default under this SECTION 9.1(F) if and for so long as (i) the amount of such judgment is covered by a valid and binding policy of insurance between the defendant and the insurer, which shall be rated at least "A" by A.M. Best Company, covering full payment thereof and (ii) such insurer has been notified, and has not disputed the claim made for payment, of the amount of such judgment or order;

                  (g) the occurrence of any event or circumstance that results in a Material Adverse Effect;

                  (h) any security interest purported to be created by any
            Security Document shall cease to be, or shall be asserted by the Company not to be, a valid, perfected, first priority (except as otherwise expressly provided in this Agreement or such Security Document) security interest in the securities, assets or properties covered thereby, except (i) to the extent that any such loss of perfection or priority results from the failure of the Lender to maintain possession of certificates representing securities or instruments pledged under the Security Agreement, (ii) where the perfection of such Liens is pending during the transmission to the appropriate filing office of applicable and appropriate documentation required by applicable law to perfect such Liens or
            (iii) with respect to Intellectual Property Rights, where the perfection of such Liens may not be accomplished by recording in the

            United States Patent and Trademark Office or the appropriate UCC filing office of the appropriate jurisdiction; or

                  (i) the Company shall fail to pay any amount (whether for
            principal, interest or otherwise) that becomes due under the Note, this Agreement or any other Loan Document when such amount becomes due.

      9.2 REMEDIES.

                  (a) ACTION IN BANKRUPTCY. If any Event of Default described in
            SECTION 9.1(A) shall occur, the aggregate outstanding principal amount of all outstanding Loans, and all accrued and unpaid interest thereon, shall automatically become immediately due and payable, without notice, demand or presentment.

                  (b) ACTION IF OTHER EVENT OF DEFAULT. If any Event of Default
            described in SECTIONS 9.1(B) through 9.1(I) shall occur for any reason, whether voluntary or involuntary, and be continuing, the Lender may, if it shall not elect to convert the entire aggregate outstanding principal balance of the Loans and all accrued and unpaid interest thereon into Conversion Shares in accordance with
            Section 4.3(b) of the Note, by written notice to the Company (an "ACCELERATION NOTICE"), declare all or any portion of the aggregate outstanding principal amount of all outstanding Loans, and all accrued and unpaid interest thereon, immediately due and payable, without further notice, demand or presentment.

                  (c) OTHER RIGHTS AND REMEDIES. In addition to the foregoing and subject to the limitations set forth herein, the Lender shall be entitled to exercise all rights available under the Security Documents and all such other rights and remedies available at law or in equity.

      10. MISCELLANEOUS.

            10.1 EXPENSES. Each party hereto will pay its own expenses in connection with the transactions contemplated hereby, whether or not such transactions shall be consummated; PROVIDED, HOWEVER, that the Company shall, at the Closing, pay the reasonable fees and expenses of the Lender (including the reasonable fees and expenses of Lender's counsel, Mayer Brown LLP) in connection with such transactions in an amount not to exceed $65,000.

            10.2 SURVIVAL OF REPRESENTATIONS AND WARRANTIES. All agreements, representations and warranties contained herein shall survive the execution and delivery of this Agreement and the closing of the transactions contemplated hereby.

            10.3 NOTICES. Any notice required or permitted under this Agreement or any of the other Loan Documents shall be given in writing and shall be deemed effectively given upon personal delivery to the party to be notified or sent by electronic facsimile transmission with a copy in either case sent by United States Post Office, by registered or certified mail, postage prepaid and addressed to the party to be notified or by overnight or international courier, as follows:

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

         If to the Company, to:

                  Ivivi Technologies, Inc.
                  135 Chestnut Ridge Rd.
                  Montvale, NJ 07465
                  Facsimile: 201-476-9600
                  Attn: Alan Gallanter, Chief Financial Officer

         With a copy to:

                  Lowenstein Sandler PC
                  65 Livingston Avenue
                  Roseland, NJ 07068
                  Facsimile: 973-597-2477
                  Attn: Steven M. Skolnick, Esq.

         If to Lender, to:

                  Emigrant Capital Corp.
                  6 East 43rd Street
                  8th Floor
                  New York, New York 10017
                  Facsimile:  (212) 850-3470
                  Attention:  Kenneth Walters

         With a copy to:

                  Mayer Brown LLP
                  1675 Broadway
                  New York, NY 10019
                  Attn: Thomas M. Vitale
                  Facsimile: (212) 262-1910

         Notices provided in accordance with this SECTION 10.3 shall be deemed delivered upon personal delivery and facsimile transmission or three Business Days after deposit in the mail.

            10.4 SUCCESSOR AND ASSIGNS. The provisions of this Agreement shall bind and inure to the benefit of the respective successors, assigns, heirs, executors and administrators of the parties hereto.

            10.5 ENTIRE AGREEMENT. This Agreement embodies the entire agreement and understanding between the parties hereto with respect to the subject matter hereof and supersedes all prior agreements and understandings, whether written or oral, relating to such subject matter.

            10.6 AMENDMENTS AND WAIVERS. Except as otherwise expressly set forth in this Agreement, neither this Agreement nor any of the Loan Documents may be amended except by an instrument signed and delivered by each of the Parties hereto. Any Party hereto may (a) extend the time for the performance of any of the obligations or other acts of the other Party hereto or (b) waive compliance with any of the agreements of the other Party or any conditions to its own obligations, in each case only to the extent such obligations, agreements, or conditions are intended for its benefit; PROVIDED, HOWEVER, that any such extension or waiver shall be binding upon a Party only if such extension or waiver is set forth in a writing executed and delivered by such Party. No waivers of or exceptions to any term, condition or provision of this Agreement or any of the other Loan Documents, in any one or more instances, shall be deemed to be, or construed as, a further or continuing waiver of any such term, condition or provision.

            10.7 COUNTERPARTS; FACSIMILE SIGNATURES. This Agreement may be executed in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document. This Agreement may be executed by facsimile signatures or by delivery of an executed signature page via electronic mail.

            10.8 SECTION HEADINGS. The section headings are for the convenience of the parties and in no way alter, modify, amend, limit, or restrict the contractual obligations of the parties.

            10.9 SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            10.10 GOVERNING LAW. This Agreement shall be governed by, and construed and enforced in accordance with, the laws of the State of New York, excluding conflict of laws principles that would cause the application of laws of any other jurisdiction.

                  [REMAINDER OF PAGE INTENTIONALLY LEFT BLANK]

         IN WITNESS WHEREOF, the parties hereto have executed this Loan Agreement as of the day and year first above written.

                                           COMPANY:

                                           IVIVI TECHNOLOGIES, INC.


                                           By: /s/ Alan V. Gallantar
                                               ---------------------------------
                                               Name: Alan V. Gallantar
                                               Title: CFO



                                           LENDER:

                                           EMIGRANT CAPITAL CORP.


                                           By: /s/ Kenneth L. Walters
                                               ---------------------------------
                                               Name: Kenneth L. Walters
                                               Title: Senior Vice President